SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

The Royal Bank of Scotland Group plc The Royal Bank of Scotland plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

RBS Gogarburn PO Box 1000 Edinburgh EH12 1HQ United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

4.875% Senior Notes due March 16, 2015	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-162219-01

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 a prospectus supplement dated March 9, 2010 (the “Prospectus Supplement”) to a Prospectus dated September 30, 2009 (the “Prospectus”) relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities” on pages 2 and 3 of the Prospectus, and “Description of the Senior Notes” on pages S-81 through S-83 and “Certain U.K. and U.S. Federal Tax Consequences”, on pages S-84  through S-86 of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Senior Debt Indenture, among the Registrant, as issuer, the Royal Bank of Scotland Group plc, as guarantor, and The Bank of New York, as Trustee, dated as of March 16, 2010 (the “Indenture”).

4.2	Form of Global Note relating thereto.

4.3	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture setting forth the terms of the Notes.

99.1
Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on September 30, 2009, March 9, 2010, and March 10, 2010, respectively).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorised.

The Royal Bank of Scotland plc

Registrant

By:	/s/ Angela McEntee
	Name:	Angela McEntee
	Title:	Authorised Signatory

The Royal Bank of Scotland Group plc

By:	/s/ Angela McEntee
	Name:	Angela McEntee
	Title:	Authorised Signatory

April 23, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Senior Debt Indenture, among the Registrant, as issuer, the Royal Bank of Scotland Group plc, as guarantor, and The Bank of New York, as trustee, dated as of March 16, 2010 (the “Indenture”).

4.2	Form of Global Note relating thereto.

4.3	Officer’s Certificate of the Registrant pursuant to Section 301 of the Indenture setting forth the terms of the Notes.

99.1
Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under Rule 424(b) filed with the Commission on September 30, 2009, March 9, 2010, and March 10, 2010, respectively).